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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Global Cash Access Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GLOBAL CASH ACCESS HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2015

Dear Stockholder:

        You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Global Cash Access Holdings, Inc. (the "Company"). The Annual Meeting will be held on Tuesday, June 25, 2015, at the corporate offices of the Company located at 7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada 89113, commencing at 3:00 p.m., local time, for the following purposes:

  1.
  To elect one Class I director to serve until the 2018 annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier resignation or removal;

  2.
  To approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers as disclosed in the accompanying Proxy Statement;

  3.
  To ratify the appointment of BDO USA LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015; and

  4.
  To consider such other business as may properly be brought before the Annual Meeting and any adjournment or postponement thereof.

        These items of business are more fully described in the accompanying Proxy Statement, which is made a part of this notice.

        Our Board of Directors has fixed May 1, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Accordingly, you are entitled to notice of and to vote at the 2015 Annual Meeting and any adjournment or postponement thereof if you were a stockholder at the close of business on May 1, 2015. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection in the Company's offices, 7250 S. Tenaya Way, Suite 100, Las Vegas, NV 89113, between the hours of 8:30 a.m. and 5:00 p.m., local time, each weekday. Such list will also be available at the Annual Meeting.

        YOUR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE ANNUAL MEETING.    Even if you own only a few shares, and whether or not you expect to be present at the Annual Meeting, you are urgently requested to submit the enclosed proxy by telephone or through the Internet in accordance with the instructions provided to you. If you received a paper copy of the Proxy Card by mail, you may also date, sign and mail the Proxy Card in the postage-paid envelope that is provided. The proxy may be revoked by you at any time prior to being exercised, and submitting your proxy by telephone or through the Internet or returning your proxy by mail will not affect your right to vote in person if you attend the Annual Meeting and revoke the proxy. Your proxy is revocable in accordance with the procedures set forth in the accompanying Proxy Statement.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 25, 2015.    Our Proxy Statement is attached. Financial and other information concerning Global Cash Access Holdings, Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2014. A complete set of proxy materials relating to our Annual Meeting is available on the

Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are available and may be viewed at www.proxyvote.com.

By Order of the Board of Directors,

Ram V. Chary President and Chief Executive Officer

Las Vegas, Nevada
April 30, 2015

GLOBAL CASH ACCESS HOLDINGS, INC.
7250 South Tenaya Way, Suite 100
Las Vegas, Nevada 89113
(800) 833-7110

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these proxy materials?

        The Board of Directors (the "Board") of Global Cash Access Holdings, Inc., a Delaware corporation (the "Company"), is furnishing these proxy materials to you in connection with the Company's 2015 annual meeting of stockholders (the "Annual Meeting"). The Annual Meeting will be held on Tuesday, June 25, 2015, at the Company's corporate offices located at 7250 S. Tenaya Way, Suite 100, Las Vegas,
Nevada 89113 beginning at 3:00 p.m., local time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this proxy statement (this "Proxy Statement").

        This Proxy Statement is dated April 30, 2015 and is first being mailed to stockholders on or about May 11, 2015.

What proposals will be voted on at the Annual Meeting and what are the recommendations of the Board?

        There are three proposals scheduled to be voted on at the Annual Meeting. Those proposals, and the Board's voting recommendations with respect to such proposals, are as follows:

Proposal		Board's Voting Recommendations
1.	To elect one Class I director to serve until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.	For the Board's nominee
2.	To approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers as disclosed in this Proxy Statement.	For
3.	To ratify the appointment of BDO USA LLP as the Company's independent registered public accounting firm (hereinafter referred to as "independent auditors") for the fiscal year ending December 31, 2015.	For

        Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. Without limiting our ability to apply the advance notice provisions in our Amended and Restated Bylaws with respect to the procedures that must be followed for a matter to be properly presented at an annual meeting, if other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment. Our stockholders have no dissenter's or appraisal rights in connection with any of the proposals to be presented at the Annual Meeting.

What is the record date and what does it mean?

        The record date for the Annual Meeting is May 1, 2015. The record date was established by the Board as required by Delaware law. Only holders of shares of the Company's common stock, par value $0.001 per share ("Common Stock"), at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on April 10, 2015, we had approximately 66,219,745 shares of Common Stock outstanding and entitled to vote. Shares held in treasury by the Company are not treated as being issued or outstanding for purposes of determining the number of shares of Common Stock entitled to vote.

How many votes do I have?

        Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock owned as of the record date.

Who is a "stockholder of record" and who is a "beneficial holder"?

        You are a stockholder of record if your shares of our Common Stock are registered directly in your own name with our transfer agent as of the record date. You are a beneficial owner if a bank, brokerage firm, trustee or other agent (called a "nominee") holds your stock. This is often called ownership in "street name" because your name does not appear in the records of the transfer agent. If your shares are held in street name, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the Annual Meeting in order to vote.

Who votes shares held in street name?

        If you are a beneficial owner of shares held in "street name" by a bank, brokerage firm, trustee or other holder of record, and you do not give that record holder specific instructions as to how to vote those shares, then under the rules of the New York Stock Exchange (the "NYSE"), your record holder may exercise discretionary authority to vote your shares on routine proposals, including the proposal to ratify the appointment of our independent auditors. Without your specific instructions, however, your record holder cannot vote your shares on non-routine proposals, including the election of directors, the advisory vote on the compensation of our named executive officers and the proposal to change the Company's name. Accordingly, if you do not instruct your record holder how to vote with respect to Proposal 1 (election of directors) or Proposal 2 (advisory vote on executive compensation), no votes will be cast on your behalf with respect to such proposals (this is referred to as a "broker non-vote"). Your record holder, however, will continue to have discretion to vote any uninstructed shares on Proposal 3 (the ratification of the Company's independent auditors). If you hold your shares in street name, please refer to the information forwarded by your bank, broker or other holder of record for procedures on voting your shares or revoking or changing your proxy. We encourage you to provide instructions to your broker regarding the voting of your shares.

What constitutes a quorum?

        The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding and entitled to vote on the record date will constitute a quorum permitting the proposals described herein to be acted upon at the Annual Meeting. Abstentions and broker non-votes are counted as present and are, therefore, included for purposes of determining whether a quorum of shares of Common Stock is present at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

  •
  Election of directors (Proposal 1).  The affirmative vote of a plurality of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for the election to the Board of the nominee for Class 1 director. Stockholders do not have the right to cumulate their votes in the election of directors. Votes that are withheld, abstentions, and broker non-votes will have no effect on the outcome of the election.

  •
  Advisory vote on the compensation of our named executive officers (Proposal 2).  The proposal to approve, on an advisory (non-binding) basis, the compensation of our named executive officers requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal, while abstentions will have the effect of a vote against this proposal. Although this vote is advisory and is not binding on our Board of Directors, the Board of Directors and the Compensation Committee will consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of our compensation program.

  •
  Ratification of the appointment of our independent auditors (Proposal 3).  The proposal to ratify the Audit Committee's appointment of BDO USA LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015, requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal, while abstentions will have the effect of a vote against this proposal.

        All valid proxies received prior to the Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If you are a stockholder of record and sign and return your proxy card or vote electronically without making any specific selections, then your shares will be voted in accordance with the recommendations of the proxy holders on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting.

How do I vote my shares?

        You can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting. A proxy may be given in one of the following three ways:

  •
  electronically by using the Internet;

  •
  over the telephone by calling a toll-free number; or

  •
  by mailing the enclosed proxy card.

        The Internet and telephone voting procedures have been set up for your convenience and are designed to authenticate stockholders' identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures that have been put in place are consistent with the requirements of applicable law. Specific instructions for stockholders who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. If your shares are held in street name by a bank, brokerage firm, trustee or other holder of record, you will receive instructions from the record holder that you must follow in order to have your shares voted.

Who will tabulate the votes?

        An automated system administered by Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate votes cast by proxy at the Annual Meeting and a representative of Broadridge will tabulate votes cast in person at the Annual Meeting.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements or to allow for the tabulation and/or certification of the vote.

Can I change my vote after submitting my proxy?

        You can change your vote at any time before your proxy is exercised at the Annual Meeting. You may do so in one of the following four ways:

  •
  submitting another proxy card bearing a later date;

  •
  sending a written notice revoking your proxy to the Secretary of the Company at 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113;

  •
  submitting new voting instructions via telephone or the Internet (if initially able to vote in that manner); or

  •
  attending the Annual Meeting and voting in person.

        If you hold your shares in "street name" through a bank, broker, trustee or other holder of record and you have instructed the bank, brokerage firm, trustee or other holder of record to vote your shares, you must follow the directions received from the holder of record to change those instructions. Please refer to the information forwarded by your bank, brokerage firm, trustee or other holder of record for procedures on revoking or changing your proxy.

Who is paying for this proxy solicitation?

        This proxy solicitation is being made by the Company. The Company will bear the cost of soliciting proxies, including the cost of preparing, assembling, printing and mailing the Proxy Statement. The Company also will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, proxies may be solicited by certain of the Company's directors, officers and regular employees, either personally, by telephone, facsimile or e-mail. None of such persons will receive any additional compensation for their services.

How can I find out the voting results?

        The Company will report the voting results in a Current Report on Form 8-K to be filed within four business days after the end of the Annual Meeting.

How do I receive electronic access to proxy materials for future annual meetings?

        Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company. If you are a stockholder of record and would like to receive future proxy materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.proxyvote.com. If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your broker or the Company to rescind your instructions. You do not have to elect Internet access each year.

        If your shares of Common Stock are registered in the name of a brokerage firm, you still may be eligible to vote your shares of Common Stock electronically over the Internet. A large number of brokerage firms are participating in the Broadridge online program, which provides eligible stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in Broadridge's program, your proxy card will provide instructions for voting online. If your proxy card does not reference Internet information, please complete and return your proxy card.

How can I avoid having duplicate copies of the proxy statements sent to my household?

        The Securities and Exchange Commission ("SEC") has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company's proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or notify the Company by sending a written request to the Company's Investor Relations department at 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113, telephone no: (702) 855-3000.

When are stockholder proposals due for next year's annual meeting?

        Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy certain other conditions established by the Securities and Exchange Commission (the "SEC"), including specifically under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To be timely, a proposal to be included in our proxy statement must be received at our principal executive offices, addressed to our Secretary, not less than 120 calendar days before the date of our proxy statement released to stockholders in connection with the previous year's annual meeting. Accordingly, for a stockholder proposal to be included in our proxy materials for our 2016 annual meeting of stockholders, the proposal must be received at our principal executive offices, addressed to our Secretary, not later than the close of business on January 1, 2016.

        Subject to certain exceptions, stockholder business that is not intended for inclusion in our proxy materials may be brought before an annual meeting so long as notice of the proposal as specified by, and subject to the conditions set forth in, our Amended and Restated Bylaws, is received at our principal executive officers, addressed to our Secretary, not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year's annual meeting. For our 2016 annual meeting of stockholders, proper notice of business that is not intended for inclusion in our proxy statement must be received no earlier than the close of business on February 26, 2016, nor later than the close of business on March 27, 2016.

        A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-4(d) thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (B) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, and (C) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Company's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company's voting shares to elect such nominee or nominees.

PROPOSAL 1
ELECTION OF CLASS I DIRECTOR

        Our Amended and Restated Certificate of Incorporation provides that the number of directors that shall constitute the Board shall be exclusively fixed by resolutions adopted by a majority of the authorized directors constituting the Board. The Company's Amended and Restated Bylaws state that the number of directors of the Company shall be fixed in accordance with the Company's certificate of incorporation as then in effect. The authorized number of directors of the Company is currently set at seven, and there is one position on the Board that is currently vacant. The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board shall be divided into three classes constituting the entire Board. The members of each class of directors serve staggered three-year terms. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Currently, the Board is composed of the following six members:

Class	Directors	Term Expiration
I	E. Miles Kilburn	2015 Annual Meeting of Stockholders
II	Geoff Judge, Michael Rumbolz and Ronald Congemi	2016 Annual Meeting of Stockholders
III	Ram V. Chary and Fred C. Enlow	2017 Annual Meeting of Stockholders

        Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board has nominated E. Miles Kilburn, who is currently a Class I Director of the Company, for reelection as a Class I Director of the Company, to serve a three-year term until the 2018 annual meeting of stockholders and until a successor is duly elected and qualified or until his earlier resignation or removal. Mr. Kilburn has consented, if reelected as a Class I Director of the Company, to serve until his term expires. The Board has no reason to believe that Mr. Kilburn will not serve if elected, but if he should become unavailable to serve as a director, and if the Board designates a substitute nominee, the person or persons named as proxy in the enclosed form of proxy may vote for a substitute nominee recommended by the Nominating and Corporate Governance Committee and approved by the Board.

        Information regarding the business experience of our nominee for election as a Class I Director is provided below.

E. Miles Kilburn Age 52	E. Miles Kilburn has served as a member of the Board since March 2005 and currently serves as Chairman of the Board. Mr. Kilburn is the co-founder and a partner of Mosaik Partners, LLC, a venture capital firm focused on commerce enabling technology. He has been a private investor focused on the electronic payments sector since June 2004 and serves as a director of a number of privately held companies. Prior to that, Mr. Kilburn was Executive Vice President and Chief Strategy Officer of Concord EFS, Inc., a payment and network services company (which was acquired by First Data Corporation in February 2004) from 2003 to 2004, and Senior Vice President of Business Strategy and Corporate Development from 2001 to 2003. He served as Chief Executive Officer of Primary Payment Systems, Inc. (now Early Warning), a subsidiary of Concord EFS, Inc., from 2002 to 2003, and Chief Financial Officer from 1997 to 1999. From 1995 to 2001, Mr. Kilburn served in various roles at Star Systems, Inc., ultimately as Group Executive Vice President and Chief Financial Officer. The Board believes Mr. Kilburn is qualified to serve as a member on our Board due to his management and investment experience in the financial technology and payments industry, as well as his status as an "audit committee financial expert".

 THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION TO THE BOARD OF THE NOMINEE NAMED ABOVE

        Each of the Company's directors listed below will continue in office for the remainder of his term and until a successor is duly elected and qualified or until his earlier resignation or removal. Information regarding the business experience of each such director is provided below.

Class II Directors Whose Terms Will Expire in 2016

Geoff Judge Age 61	Geoff Judge has served as a member of the Board since September 2006. Since 2010, Mr. Judge has been a Partner at iNovia Capital, a manager of early stage venture capital funds. Prior to joining iNovia, he was an early stage private investor. From 2003 to 2005, he was an investor in and the Chief Operating Officer of Preclick, a digital photography software firm. In 2002, he was the Chief Operating Officer of Media Solution Services, Inc., a provider of credit card billing insert media. From 1997 to 2002, Mr. Judge was a co-founder and Senior Vice President and General Manager of the media division of 24/7 Real Media. From 1995 to 1997 he was a Vice President of Marketing for iMarket, Inc., a software company. From 1985 to 1995, Mr. Judge was a Vice President and General Manager in the credit card division of American Express. Mr. Judge also serves as a director of numerous privately held companies. The Board believes Mr. Judge is qualified to serve as a member of our Board due to his knowledge of the Company's business and his experience in the financial services and payments industries primarily from his tenure at American Express.
Michael Rumbolz Age 61

Michael Rumbolz has served as a member of the Board since August 2010. From August 2008 to August 2010, Mr. Rumbolz served as a consultant to the Company advising the Company upon various strategic, product development and customer relations matters. Mr. Rumbolz served as the Chairman and Chief Executive Officer of Cash Systems, Inc., a provider of cash access services to the gaming industry, from January 2005 until August 2008 when the Company acquired Cash Systems, Inc. Mr. Rumbolz also has provided various consulting services and held various public and private sector employment positions in the gaming industry, including serving as Chairman of the Nevada Gaming Control Board from June 1987 to December 1988. Mr. Rumbolz currently serves as a member of the Board of Directors of Employers Holdings, Inc. (NYSE: EIG). The Board believes Mr. Rumbolz is qualified to serve as a member of our Board due to his experience in the cash access and gaming industries, as well as his status as an "audit committee financial expert".

Ronald Congemi Age 68

Ronald Congemi has served as a member of the Board since February 2013. Mr. Congemi currently serves as a member of the Philadelphia Federal Reserve's Payments Advisor Council. Mr. Congemi previously served as the Chief Executive Officer of First Data's Debit Services Group from 2004 until his retirement at the end of 2008. Mr. Congemi also served as Senior Vice President of Concord EFS, Inc. and Concord's Network Services Group. Mr. Congemi founded Star Systems, Inc., an ATM and PIN debit network in the United States and served as the President and Chief Executive Officer from 1984 to 2008. The Board believes Mr. Congemi is qualified to serve as a member of our Board due to his management experience in the payments industry.

Class III Directors Whose Terms Will Expire in 2017

Ram V. Chary Age 44	Ram V. Chary has served as our President and Chief Executive Officer, and as a director, since January 2014. From 2007 to 2013, Mr. Chary served in various roles at Fidelity National Information Services, Inc., a banking and payments technology company, most recently as an Executive Vice President of Global Commercial Services. Mr. Chary previously led the technology division of Fidelity National Information Services, Inc. Prior to joining Fidelity National Information Services Inc., Mr. Chary led the Professional Services organization of eFunds Corporation, a payments services company. Prior to eFunds, Mr. Chary worked at IBM Global Services in infrastructure outsourcing and technology consulting. The Board believes Mr. Chary is qualified to serve as a member of our Board due to his management experience in the payments and information technology industries.
Fred C. Enlow Age 75

Fred C. Enlow has served as a member of the Board since October 2006. Since 2000, Mr. Enlow has been a consultant to various financial institutions, primarily involving international consumer financial business. Previously, he was a director, Chairman of the Board and Chairman of the Audit Committee of Prudential Vietnam Finance Company, a group executive director of Standard Chartered Bank PLC, a Vice Chairman and director of MBNA America Bank, Chairman of MasterCard International's Asia Pacific region and member of the Board of Directors and Executive Committee of MasterCard International. The Board believes Mr. Enlow is qualified to serve as a member of our Board due to his experience in the financial services and payments industries.

BOARD AND CORPORATE GOVERNANCE MATTERS

Corporate Governance Philosophy

        The business affairs of the Company are managed under the direction of the Board in accordance with the Delaware General Corporation Law, as implemented by the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. The role of the Board is to effectively govern the affairs of the Company for the benefit of its stockholders and other constituencies. The Board strives to ensure the success and continuity of business through the selection of qualified management. It is also responsible for ensuring that the Company's activities are conducted in a responsible and ethical manner. The Company is committed to having sound corporate governance principles.

Board Leadership Structure

        We separate the roles and responsibilities of the Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer formulates our strategic direction and oversees the day to day management and performance of the Company, while the Chairman of the Board provides general guidance to the Chief Executive Officer and sets the agenda for and presides over Board meetings. The Board believes that Mr. Kilburn's role as Chairman ensures a greater role for the non-management directors in the oversight of the Company and encourages greater participation of the non-management directors in setting agendas and establishing priorities and procedures for the work of the Board. In addition, Mr. Kilburn has been selected as the Presiding Director to preside over meetings of our non-management directors that take place in executive session with no management directors or employees present. Our independent directors met in executive session with no management directors or employees present seven times last year.

Board Role in Risk Oversight

        Our Board is responsible for oversight of our risk assessment process. The Board's role in the Company's risk oversight process includes receiving regular reports from members of our management team with respect to material risks that the Company faces, including operational, financial, legal and regulatory, strategic and reputational risks. The Board, or the applicable committee of the Board, receives these reports from members of our management team to enable it to identify material risks and assess management's risk management and mitigation strategies. As part of its charter, our Audit Committee assesses risks relating to the Company's financial statements, oversees both the Company's external and internal audit functions and oversees the Company's compliance with all applicable laws and regulations. Our Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Board Meetings and Attendance

        During fiscal 2014, the Board held 15 meetings and each director attended at least 75% of such meetings of the Board. The Company encourages, but does not require, its Board members to attend annual stockholders meetings. All of the Company's Board members attended the Company's 2014 annual meeting of stockholders, in person or via teleconference.

Director Independence

        Under independence standards established by the Board in accordance with the rules and regulations of the SEC and the NYSE, a director does not qualify as independent unless the Board affirmatively determines that the director does not have any material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, which, in the opinion of our Board, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director. The Board considers such facts and circumstances as it deems relevant to the determination of director independence. To assist in making its determination regarding independence, the Board considers, at a minimum, the following categorical standards:

  •
  a director who is an employee, or whose immediate family member is an executive officer, of the Company or any of its subsidiaries is not independent until three years after the end of such employment relationship;

  •
  a director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation;

  •
  a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or any of its subsidiaries is not "independent" until three years after the end of the affiliation or the employment or auditing relationship;

  •
  a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's or any of its subsidiaries present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship;

  •
  a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (which does not include chartable entities) that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million, or 2% of such other company's consolidated gross revenues, is not "independent" until three years after falling below such threshold; and

  •
  any director that has a material relationship with the Company shall not be independent. Any relationship not required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act shall be presumptively not material. For relationships not covered by the preceding sentence, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the Board.

        The Board has determined that none of our current directors, other than Mr. Ram V. Chary, our President and Chief Executive Officer, has a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), which, in the opinion of our Board, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director, and that each of the following current non-employee directors is independent within the meaning of independence as set forth in the rules and regulations of the SEC and the NYSE: E. Miles Kilburn, Geoff Judge, Fred C. Enlow, Michael Rumbolz and Ronald Congemi. The Board has also determined that Mr. Scott Betts, our former chief executive officer who served as a director until March 2014, was not independent within the meaning of independence as set forth in the rules and regulations of the SEC and the NYSE at the time he served as a director.

Committees of the Board

        The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each director attended at least 75% of the meetings of each committee on which he served, other than Michael Rumbolz, who attended less than 75% of the meetings of the Audit Committee and the Compensation Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The composition of the Board committees complies with the applicable rules of the SEC, the NYSE and applicable law. Our Board has adopted written charters for its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

        The members of our standing committees during fiscal 2014, each of whom our Board has determined is "independent," as defined under and required by the rules of the NYSE and the federal securities laws, are identified in the following table. Mr. Chary, our President and Chief Executive Officer and a director, does not serve on any committees of the Board.

Name	Audit	Compensation	Nominating and Corporate Governance
E. Miles Kilburn	Chair	Chair	X
Geoff Judge	X		Chair
Fred C. Enlow	X	X
Michael Rumbolz	X	X
Ronald Congemi	X		X

        Audit Committee.    The Audit Committee met four times in fiscal 2014. The Audit Committee has delegated responsibility to, among other things:

  •
  Review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the SEC and the NYSE;

  •
  Review any analyses prepared by management and/or the Company's independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative generally accepted accounting principles ("GAAP") methods on the financial statements;

  •
  Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

  •
  Discuss policies with respect to risk assessment and risk management, and discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

  •
  Review with the Company's independent auditor, management and internal auditors any information regarding "second" opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

  •
  Review and discuss with management and the Company's independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet arrangements and aggregate contractual obligations, on the Company's financial statements;

  •
  Review and discuss reports from the Company's independent auditor regarding: (a) all critical accounting policies and practices to be used by the Company; (b) all alternative treatments of financial information within GAAP that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and

  •
  Review and discuss the Company's annual audited financial statements and quarterly financial statements with management and the Company's independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The Board has determined that each of Mr. Kilburn, the Chair of the Audit Committee, and Mr. Rumbolz, is an "audit committee financial expert" as defined under applicable federal securities laws.

        Compensation Committee.    The Compensation Committee met six times during 2014, either separately or in conjunction with full Board meetings. The Compensation Committee has delegated responsibility to, among other things:

  •
  annually review and approve the Company's corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer's performance in light of such goals and objectives, and, either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer's compensation level based on this evaluation;

  •
  annually review and make recommendations to the Board with respect to non-Chief Executive Officer compensation and incentive compensation plans and equity based plans that are subject to Board approval;

  •
  administer the Company's incentive compensation plans and equity based plans as in effect and as adopted from time to time by the Board; provided that the Board shall retain the authority to interpret such plans;

  •
  approve any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained; and

  •
  ensure appropriate overall corporate performance measures and goals are set and determine the extent that established goals have been achieved and any related compensation earned.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee met five times in fiscal 2014. The Nominating and Corporate Governance Committee has delegated responsibility to, among other things:

  •
  develop and recommend to the Board, and implement, a set of corporate governance principles and procedures;

  •
  develop and recommend to the Board, and implement and monitor compliance with, a code of business conduct and ethics for directors, officers and employees, and promptly disclose any waivers for directors or executive officers;

  •
  review and assess the adequacy of the code of business conduct and ethics and recommend any changes;

  •
  oversee the evaluation of the Board and management on an annual basis;

  •
  conduct annual reviews of each director's independence and make recommendations to the Board based on its findings;

  •
  assess the Board's composition on an annual basis, including size of the Board, diversity, age, skills and experience in the context of the needs of the Board;

  •
  advise the Board on member qualifications for each Board committee, committee member appointments and removals, committee structure and operations (including authority to delegate to subcommittees), and committee reporting to the Board; and

  •
  identify individuals qualified to become Board members, consistent with criteria approved by the Board, and select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders.

Director Nomination Process

        As provided in the charter of the Nominating and Corporate Governance Committee, nominations for director may be made by the Nominating and Corporate Governance Committee or by a stockholder of record entitled to vote. The Nominating and Corporate Governance Committee will consider and make recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. Stockholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Company's Investor Relations Department—Attention Nominating and Corporate Governance Committee at 7250 South Tenaya Way, Suite 100, Las Vegas, NV 89113 and providing the candidate's name, biographical data and qualifications, a document indicating the candidate's willingness to serve if elected, and evidence of the nominating stockholder's ownership of Common Stock. Submissions must be received at our principal executive offices, addressed to our Secretary, not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year's annual meeting. For our 2016 annual meeting of stockholders, stockholder nominations must be received no earlier than the close of business on February 25, 2016, nor later than the close of business on March 27, 2016. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by the committee or a stockholder. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

        In reviewing potential nominees for the Board, the Nominating and Corporate Governance Committee considers the individual's experience in the Company's industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, and the candidate's interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual's integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria. A detailed description of the criteria used by the Nominating and Corporate Governance Committee in evaluating potential candidates may be found in the charter of the Nominating and Corporate Governance Committee which is posted on the Company's website at www.gcainc.com. In general, the Nominating and Corporate Governance Committee seeks prospective nominees with a broad diversity of experience, professions, skills and backgrounds but has no formal policies and procedures for assessing, and does not assign any specific weights to, any particular criteria. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis prohibited by law.

Communication between Interested Parties and Directors

        Stockholders and other interested parties may communicate with individual directors (including the Presiding Director), the members of a committee of the Board, the independent directors as a group or the Board as a whole by addressing the communication to the named director, the committee, the independent directors as a group or the Board as a whole c/o Secretary, Global Cash Access Holdings, Inc., 7250 South Tenaya Way, Suite 100, Las Vegas, NV 89113 or via electronic mail to secretary@gcamail.com. The Company's Secretary will forward all correspondence to the named director, the committee, the independent directors as a group or the Board as a whole, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company's Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Relationships Among Directors or Executive Officers

        There are no family relationships among any of the Company's directors or executive officers.

Code of Business Conduct, Standards and Ethics and Corporate Governance Guidelines

        We have adopted a Code of Business Conduct, Standards and Ethics for our directors, officers and other employees that is designed to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. To the extent required by law, any amendments to, or waivers from, any provision of the Code of Business Conduct, Standards and Ethics will be promptly disclosed to the public. To the extent permitted by such legal requirements, we intend to make such public disclosure by posting the relevant material on our website in accordance with SEC rules. We have also adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities.

Access to Corporate Governance Policies

        Stockholders may access the Company's committee charters, the Code of Business Conduct, Standards and Ethics and the Corporate Governance Guidelines at the Corporate Governance section of the Investors page on our website at www.gcainc.com. Copies of the Company's committee charters, the Code of Business Conduct, Standards and Ethics and Corporate Governance Guidelines will be provided to any stockholder upon written request to the Secretary of the Company, Global Cash Access Holdings, Inc., 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113 or via electronic mail to secretary@gcamail.com.

Director Compensation

        We have a compensation program in place for our non-employee directors. Under this program, all non-employee directors receive an annual cash fee of $40,000 except for the chair of the Board who receives an annual cash fee of $60,000. In addition, each member of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an additional annual cash fee of $7,500. The chairperson of each such committee receives an additional annual cash fee of $20,000, $10,000 and $10,000, respectively.

        In addition, upon initial appointment to the Board, each non-employee director receives an option to purchase 100,000 shares of our Common Stock at an exercise price equal to the closing market price of our Common Stock at the date of grant. Historically, for each grant, one eighth of the options vest after six months of service as a director, and the remainder vest ratably in equal monthly installments over the succeeding forty-two months; provided, however, that all outstanding unvested options held by non-employee directors vest in their entirety upon a change of control of the Company. In addition, non-employee directors are typically granted additional options to purchase shares of our Common Stock or awards of restricted shares of our Common Stock on an annual basis. Such option and restricted stock grants historically have vested upon a schedule similar to that of the initial grants, although grants made under the 2014 Equity Plan are subject to annual vesting of 25% per anniversary over four years. The options have a term of ten years.

        The following table sets forth certain information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2014:

Name	Fees earned or paid in cash	Option awards(1)	Stock awards(1)	Total
E. Miles Kilburn(2)	$97,500	$208,883	$—	$306,383
Geoff Judge(2)	57,500	139,255	—	196,755
Fred Enlow(2)	55,000	139,255	—	194,255
Michael Rumbolz(2)(3)	65,000	139,255	—	204,255
Ronald Congemi(2)	55,000	139,255	—	194,255
Scott Betts(4)	10,000	—	—	10,000

(1)
Represents the fair value of the directors' equity awards in fiscal year 2014, as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the directors' stock option and restricted stock awards, see the notes to the consolidated financial statements contained in the Company's Annual Report on Form 10-K for the years ended December 31, 2014, 2013 and 2012.

(2)
At December 31, 2014, our directors had the following aggregate numbers of option awards and unvested stock awards outstanding:

	Unvested stock awards	Shares underlying outstanding options
E. Miles Kilburn	7,676	113,889
Geoff Judge	5,118	75,927
Fred Enlow	5,118	75,927
Michael Rumbolz	5,118	75,927
Ronald Congemi	—	104,167
Scott Betts	—	—
(3)
Mr. Rumbolz received an additional $10,000 in fees for services related to compliance matters.

(4)
Mr. Betts resigned from the Board in March 2014.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is or was formerly an officer or employee of the Company or its subsidiaries. No interlocking relationship exists between any member of the Company's Board or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

        Under procedures adopted by the Board, any transaction that is required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC must be reviewed, approved or ratified by the Audit Committee, the Nominating and Corporate Governance Committee or another committee consisting entirely of "independent directors" as defined under applicable NYSE rules. The types of transactions subject to these procedures include but are not limited to (i) the purchase, sale or lease of assets to or from a related person, (ii) the purchase or sale of products or services to or from a related person, or (iii) the lending or borrowing of funds from or to a related person. Approval of transactions with related persons shall be at the discretion of the reviewing body, but the reviewing body shall consider (A) the consequences to the Company of consummating or not consummating the transaction, (B) the extent to which the Company has a reasonable opportunity to obtain the same or a substantially similar benefit of the transaction from a person or entity other than the related person, and (C) the extent to which the terms and conditions of such transaction are more or less favorable to the Company and its stockholders than the terms and conditions upon which the Company could reasonably be expected to negotiate with a person or entity other than the related person. Further, our Code of Business Conduct, Standards and Ethics requires our directors, officers and employees to raise with our Chief Compliance Officer any material transaction or relationship that could reasonably be expected to give rise to a personal conflict of interest. Our Corporate Governance Guidelines also prohibit the Company's making of any personal loans to directors, executive officers or their immediate family members.

Transactions with Related Persons in 2014

        During fiscal 2014, the Company did not engage in any transactions, and there is not currently proposed any transaction or series of similar transactions to which the Company was or will be a party, with related parties that required review, approval or ratification of the Audit Committee or any other committee.

 EXECUTIVE OFFICERS

        In addition to the information provided above regarding Mr. Chary, the following sets forth certain information regarding the Company's executive officers:

Name	Age	Position and Offices
Ram V. Chary	44	President, Chief Executive Officer and Director
Randy L. Taylor	52	Executive Vice President and Chief Financial Officer
Juliet A. Lim	52	Executive Vice President, Payments, General Counsel and Corporate Secretary
David Lucchese	56	Executive Vice President, Games
Edward Peters	52	Executive Vice President, Sales

        Randy L. Taylor has served as our Executive Vice President and Chief Financial Officer since March 2014. Prior to his appointment as Executive Vice President and Chief Financial Officer, Mr. Taylor had served as the Company's Senior Vice President and Controller since November 2011. Prior to joining the Company, Mr. Taylor served in various positions for Citadel Broadcasting Corporation, a radio broadcasting company, from April 1999 to September 2005 and September 2006 to September 2011, including most recently, from 2008 to 2011, as Chief Financial Officer. In December 2009, Citadel Broadcasting Corporation filed a petition for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code and emerged from reorganization under Chapter 11 in June 2010. Mr. Taylor also served as the Vice President of Finance and Corporate Controller of Bally Technologies, Inc. from September 2005 to September 2006.

        Juliet A. Lim has served as our Executive Vice President, Payments, General Counsel and Secretary since January 2015, having previously served as our Executive Vice President, General Counsel and Secretary from March 2014 to January 2015. Prior to joining the Company, Ms. Lim served as General Counsel and Corporate Secretary and VP of Human Resources of Clear Energy Systems, Inc. from June 2013 until February 2014. From January 2010 to May 2013, Ms. Lim served as the General Counsel and Corporate Secretary and VP of Human Resources of Arizona State University Foundation. Ms. Lim served as the Senior Vice President and Deputy General Counsel and in other senior legal positions at Fidelity National Information Services, Inc. and eFunds Corporation (which was acquired by Fidelity National in 2007), from June 2003 to November 2009. Ms. Lim also served as VP and Associate General Counsel of Honeywell, Inc. and was a partner at the law firm now known as Lewis Roca Rothgerber.

        David Lucchese has served as our Executive Vice President, Games, since January 2015, having previously served as our Executive Vice President, Client Operations, from March 2014 to January 2015 and as our Executive Vice President, Sales, from April 2010 to March 2014. Prior to joining the Company, Mr. Lucchese served in various positions for Bally Technologies, Inc., including Vice President of Sales, Games from April 2005 to April 2010 and Senior Vice President of Sales, Systems from April 2003 to April 2005. Mr. Lucchese served as Vice President of Sales for Aristocrat Technologies, Inc. from July 2001 to February 2003.

        Edward Peters has served as our Executive Vice President, Sales, since January 2015, having previously served as Senior Vice President, Sales for the Company since November 2014. Prior to joining the Company, Mr. Peters served in various senior executive positions during the past several years, including as: Senior Vice President Business Development in Global Commercial Services from February 2010 through November 2014 for Fidelity Information Services; Chief Information Officer for Silverton Bank from August 2004 through February 2010; and Senior Vice President for Prudential Bank from December 2000 through July 2004.

 PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, enacted in 2010, requires that companies provide their stockholders with the opportunity to vote, on an advisory (non-binding) basis, whether to approve the compensation of companies' named executive officers, commonly referred to as a "say-on-pay" vote, at least once every three years. In a vote held at our 2011 annual meeting, our stockholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors considered by the Board, we have adopted a frequency of obtaining say-on-pay votes on an annual basis. Accordingly, the next opportunity for stockholders to participate in a say-on-pay vote after the Annual Meeting is expected to occur in connection with our annual meeting of stockholders to be held in 2016.

        The say-on-pay vote is a non-binding advisory vote on the compensation of our named executive officers as described in the Compensation Discussion and Analysis section, including the tabular disclosure and accompanying narrative disclosure regarding such compensation, set forth in this Proxy Statement. It is not a vote to approve our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management.

        Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity and the strategic value of the position, while ensuring long-term retention, motivation and alignment with the long-term interests of the Company's stockholders. We encourage you to carefully review the "Compensation Discussion and Analysis" of this Proxy Statement for additional details on the Company's executive compensation, including our compensation philosophy and objectives and the processes our Compensation Committee and the Board used to determine the structure and amounts of the compensation of our named executive officers for the year ended December 31, 2014.

        The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on us, our Board or our Compensation Committee, nor will its outcome require us, our Board or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by us or our Board. Furthermore, because this non-binding, advisory vote primarily relates to the compensation of our named executive officers that we have already paid or are otherwise contractually committed to pay, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and evaluate what actions, if any, may be appropriate for us to take in the future to address those concerns.

        Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:

  "RESOLVED, that the stockholders of Global Cash Access Holdings, Inc. approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, set forth in the Company's definitive proxy statement for the 2015 Annual Meeting of Stockholders."

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 EXECUTIVE COMPENSATION

        The Company is a holding company, the principal asset of which is the capital stock of Global Cash Access, Inc. and the capital stock of Multimedia Games Holding Company, Inc. The executive officers of the Company are employees of Global Cash Access, Inc. and all references in this Proxy Statement to executive compensation relate to the executive compensation paid by Global Cash Access, Inc. to such executive officers.

Compensation Discussion and Analysis

        The following discussion and analysis should be read in conjunction with "Compensation of Named Executive Officers" and the related tables that follow.

        The purpose of this Compensation Discussion and Analysis is to provide information about each material element of compensation that we pay or award to, or that is earned by, the individuals set forth in the Summary Compensation Table set forth below (our "Named Executive Officers"), including our principal executive officer, our principal financial officer, and the two other persons whose total compensation for the fiscal year ended December 31, 2014, was in excess of $100,000 and who were serving as executive officers at the end of that fiscal year. We also provide information about each material element of compensation that we paid or awarded to, or that was earned by, certain former executive officers whose employment terminated during 2014.

Compensation Determinations

        All of our current Named Executive Officers are parties to employment agreements. The level of base salary to be paid to those officers over the term of their respective employment agreements and their individual target bonus percentages were determined as part of the negotiation process relating to such agreements or any amendments thereof. Our Compensation Committee's charter empowers it to set all compensation, including, but not limited to, salary, bonus, incentive compensation, equity awards, benefits and perquisites, for our Chief Executive Officer and to review and make recommendations to the Board with regard to the compensation of our other Named Executive Officers.

Objectives of Compensation Policies

        The principal objective of the Company's executive compensation policies is to align the executives' incentives with the achievement of the Company's strategic goals, which are in turn designed to enhance stockholder value. In order to achieve that objective, the Company's executive compensation policies are designed to help the Company attract and retain key personnel who possess the necessary leadership and management skills, motivate key employees to achieve specified goals and ensure that compensation provided to key employees is both fair and reasonable in light of performance and competitive with the compensation paid to executives of similarly situated companies. The Company has attempted to design its executive compensation policies to incent its executives to achieve the Company's strategic goals while at the same time discouraging them and other employees from taking excessive risk as described below.

Risk Considerations in our Compensation Policies

        The Compensation Committee has reviewed and discussed the concept of risk as it relates to the Company's compensation policies and it does not believe that the Company's compensation policies encourage excessive or inappropriate risk taking for the following reasons:

  •
  Our compensation structure consists of both salary and incentive-based compensation. The salary component of our compensation structure is designed to provide a steady income regardless of our Company's performance or stock price so that executives are not overly focused on our stock price or potentially distracted from focusing on other important business metrics and strategic goals.

  •
  Our cash incentive bonuses for all of the Named Executive Offices are not guaranteed and are based equally on an achievement of both (i) Company-wide goals and (ii) goals for the Chief Executive Officer that are set by the Compensation Committee (the "Individual Performance Goals"). The Company-wide performance component consists of achieving a pre-established Adjusted EBITDA performance target. Adjusted EBITDA is defined as operating income plus depreciation and amortization, non-cash compensation, asset impairment charge, accretion of contract rights, acquisition costs and purchase accounting adjustments. In 2014, the Individual Performance Goals established by the Compensation Committee for the Chief Executive Officer consisted of goals related to corporate strategy (including maintaining and expanding the Company's gaming footprint through strategic gaming-related acquisitions, alliances or technology development while seeking growth opportunities outside gaming that will bring value to gaming customers), leadership (including aligning the strategic goals of the Board of Directors, Chief Executive Officer and senior management team), and customer and community relationships (including by improving customer retention and satisfaction through the establishment of a robust technology development and testing discipline and implementation of a new delivery and service model), with each category given equal weighting. In order to promote alignment of goals and collective responsibility for corporate performance among our senior executive team, it was determined that each Named Executive Officer other than the Chief Executive Officer would be deemed to have satisfied or failed to have satisfied the Individual Performance Goals if and to the extent that the Chief Executive Officer satisfied or failed to satisfy the Individual Performance Goals, as the case may be. We believe that this Company-wide performance component encourages executives to focus on the overall profitability and financial condition of the Company. We also believe that having a subjective component based on the achievement of other goals properly incentivizes executives to focus on non-financial goals and objectives that are important to the ability of the Company to achieve its long term strategic goals.

  •
  The amount of the cash incentive bonus payable to an executive based on the Company-wide financial performance goals and the subjective Individual Performance Goals components is capped each year at a percentage of each executive officer's base salary. In addition, with respect to the Company-wide performance-component of the cash incentive bonuses, the Company must achieve a certain minimum performance target before an executive is eligible to receive any cash incentive bonus relating to such Company-wide performance component.

  •
  Our stock-based compensation and incentive programs focus on the long term performance of the Company.

  •
  Our time-based equity awards granted under the 2005 Stock Plan generally vest over a period of four years (with 25% vesting after one year and the remainder vesting monthly over the following three years).

  •
  Our time-based equity awards granted under the 2014 Equity Plan generally vest over a period of four years (with 25% vesting in equal annual installments per anniversary).

  •
  Our market-based stock options typically vest if our average stock price in any period of 30 consecutive trading days meets certain target prices during a four year period that commenced on the date of grant for these options. If these target prices are not met during such four year period, the unvested shares underlying the options will terminate, except if there is a change in control of the Company as defined in the 2005 Plan, in which case, the unvested shares underlying such options shall become fully vested on the effective date of such change in control.

  •
  Our cliff vesting time-based stock options granted under the 2005 Plan will vest based on the requisite service periods with a portion to vest after five years and another portion to vest after six years.

Design of Compensation Policies

        The Company's executive compensation policies are designed to reward executives in a manner that is proportionate to the achievement of, or performance above, established goals. These goals may be expressed in terms of Company-wide performance, operating segment performance or individual performance, and their achievement may be measured by either operating metrics or financial metrics. In certain cases, the achievement of goals may be subjective in nature. Goals may be annual or longer term in nature; correspondingly, elements of compensation may be annual (i.e., base salaries and bonuses) or longer term in nature (i.e., stock-based compensation and incentives).

Elements of, and Impact of Performance on, Executive Compensation

        The Compensation Committee evaluates both performance and compensation to ensure that executive compensation is serving the objectives of attracting, retaining and motivating key executives, including our Named Executive Officers. To that end, the Compensation Committee believes that executive compensation packages provided by the Company to its key executives should include both cash and stock-based compensation and incentives. Under the Company's executive compensation policies, cash compensation consists of annual base salaries and bonuses, and stock-based compensation and incentives consist of stock options or awards of restricted stock or a combination of both.

        Base Salaries.    We want to provide our key executives with base salaries that provide an appropriate level of assured cash compensation that is sufficient to retain their services. The base salary of each executive officer is determined based upon his or her position, responsibility, qualifications and experience, and reflects consideration of both external comparison to available market data and internal comparison to other executive officers, as well as the individual performance of the executive in the prior period. Base salary amounts are initially determined through the recruitment process and are typically reconsidered annually as part of the Company's performance review process.

        Cash Incentive Bonuses.    Each Named Executive Officer's potential incentive cash bonus for 2014 was established as a target percentage of such Named Executive Officer's base salary. Such target cash bonus percentage was either negotiated and set forth in the Named Executive Officer's employment agreement or otherwise established by the Compensation Committee. The Chief Executive Officer had a target bonus of 100% of his base salary with the potential to earn a bonus of up to 150% of his base salary. Each Named Executive Officer other than the Chief Executive Officer had a target bonus of 50% of the executive's base salary, with the potential to earn a bonus of up to 75% of his or her base salary.

        The Company's cash incentive bonus plan consists of a combination of Company-based targets and goals and the Individual Performance Goals. For 2014, the Compensation Committee established the following performance targets and goals in connection with the payment of incentive cash bonuses to the Company's Named Executive Officers for the year ended December 31, 2014 (amounts in thousands):

	Minimum			Target			Maximum			Maximum %
Adjusted EBITDA target (50% weight)	$71,000	to	$72,600	$74,000	to	$76,000	$77,500	or	Greater	75%
Payout percentage of Adjusted EBITDA target	25%			50%			75%
Individual Performance Goals (50% weight)	N/A		N/A	N/A		N/A	N/A		N/A	75%

        The Company's performance targets for the year ended December 31, 2014 relating to Adjusted EBITDA were weighted 50% and the Individual Performance Goals were weighted 50% in calculating the amount of annual incentive cash bonuses that could be payable to the Company's Named Executive Officers. A Named Executive Officer would not receive any bonus compensation if the Company failed to meet the minimum threshold for the Adjusted EBITDA performance target and the Individual

Performance Goals were not satisfied. The actual amount payable under the Adjusted EBITDA performance target increases proportionately assuming the minimum threshold amount is achieved. The maximum percentage amount for the objective and subjective performance targets for the fiscal year ended December 31, 2014 was equal to 150% of the target percentage amount.

        For 2014, the Company established an Adjusted EBITDA target of $74.0 million to $76.0 million with a minimum threshold of $71.0 million. The Company had Adjusted EBITDA of $76.0 million for the year ended December 31, 2014, which, under the formula above, would have resulted in a 50% payout percentage with respect to the Company's Adjusted EBITDA objective performance target. In December 2014, prior to the end of the fiscal year and before becoming eligible to receive a cash incentive bonus under the plan, each of Messrs. Chary, Taylor and Lucchese and Ms. Lim waived their eligibility for and right to receive a cash incentive bonus for 2014.

        Stock-Based Compensation and Incentives.    We believe that the award of stock-based compensation and incentives is an effective way of aligning our executives' interests with the goal of enhancing stockholder value. To that end, including the grants of stock options and awards of restricted stock made in 2014, grants of stock options and awards of restricted stock have been made to executives and other employees under the Company's 2005 Stock Incentive Plan (the "2005 Plan"). In 2014, our Board adopted, and at the 2014 annual meeting of stockholders our stockholders approved, the 2014 Equity Incentive Plan (the "2014 Plan") and authorized and reserved a total of 10,275,000 shares of our common stock for issuance thereunder. In addition, in connection with the Company's acquisition of Multimedia Games Holding Company, Inc. ("Multimedia Games") in December 2014, we assumed an additional 4,117,917 shares that were authorized for issuance under the Multimedia Games equity incentive plan as in effect at the closing of the acquisition.

        Due to the direct relationship between the value of an equity award, on the one hand, and the Company's stock price, on the other, we believe that equity awards motivate executives to manage the Company's business in a manner that is consistent with stockholder interests. Equity awards are intended to focus the attention of the recipient on the Company's long-term performance which we believe results in improved stockholder value. Through the grant of stock options and restricted stock awards that vest over time, we can align executives' interests with the long-term interests of our stockholders who seek appreciation in the value of our common stock. To that end, the equity awards that we grant to executives typically vest and become fully-exercisable over a four-year period, subject, in certain cases, to accelerated vesting upon the occurrence of certain events such as termination of employment without cause or changes in control of the Company. The grant of equity awards also provides significant long-term earnings potential in a competitive market for executive talent.

        In the past, we have typically granted stock options to executives shortly following the commencement of their employment, and restricted stock awards as part of our regular performance review process. Our policy is to award stock options with an exercise price equal to, or to grant restricted stock at a value equal to, the closing price of our stock on the NYSE on the date of grant. The principal factors considered in granting stock options or restricted stock awards to executives are prior performance, level of responsibility, the amounts of other compensation attainable by the executive and the executive's ability to influence the Company's long-term growth and profitability. However, the 2005 Stock Incentive Plan did not, and the 2014 Plan does not, provide any quantitative method for weighing these factors and a decision to grant an award is primarily based upon a subjective evaluation of the executive's past performance as well as anticipated future performance. The compensation associated with stock options and restricted stock awards granted to Named Executive Officers is included in the Summary Compensation Table and other tables below.

        Retirement Plans.    We have established and maintain a retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986 (the "Code") to cover our eligible employees, including our executive officers. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to the 401(k) plan. Our 401(k) plan is intended to constitute a qualified plan under Section 401(a) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. We make contributions to the 401(k) plan for the benefit of certain executive officers.

        Severance Benefits and Change in Control Payments.    In order to retain the ongoing services of our Named Executive Officers, we have provided the assurance and security of severance benefits and change in control payments. As described more fully below under the caption "Employment Contracts, Termination of Employment and Change in Control Arrangements," our Chief Executive Officer is entitled, in the event of the termination of his employment by the Company without cause or by him for good reason (as such terms are defined in his employment agreement), to a lump sum payment equal to twenty four months' salary plus two times the then target amount of his discretionary bonus, plus eighteen months of continued group health insurance for him and his eligible dependents, and all unvested equity awards subject to time-based and market-based vesting become fully vested. Our other Named Executive Officers are entitled, in the event of the termination of the executive's employment by the Company without cause or by the executive for good reason (as such terms are defined in the respective employment agreements), to twelve months salary continuation plus one times the then target amount of the executive's discretionary bonus payable over twelve months, plus twelve months of continued group health insurance for the executive and the executive's eligible dependents, and all unvested equity awards with time-based vesting become fully vested. In addition, the agreements for each of our Named Executive Officers provide that all unvested equity awards vest upon a change in control of the Company (as such term is defined in the Company's 2014 Plan). We believe that these severance benefits and change in control payments reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time and that providing such benefits should eliminate, or at least reduce, the reluctance of senior executives to pursue potential change in control transactions that may be in the best interests of stockholders. We believe that these benefits are appropriate in size relative to the overall value of the Company.

        Other Compensation Plans.    The Company has adopted general employee benefit plans in which Named Executive Officers are permitted to participate on parity with other employees. The Named Executive Officers, together with other executives, are entitled to reimbursement of certain out-of-pocket payments incurred for health care.

        Results of Most Recent Stockholder Advisory Vote on Executive Compensation.    In response to our stockholders' non-binding approval of the compensation of the Company's named executive officers at the 2014 annual meeting of stockholders, the Company has not materially deviated from its approach to, and the structure of, its executive compensation decisions and policies.

Conclusion

        We believe that the compensation amounts paid to our named executive officers for their service in 2014 were reasonable and appropriate and in our best interests.

Compensation of Named Executive Officers

Summary Compensation Table

        The following table sets forth the total compensation earned for services rendered by each person who served as our principal executive officer during 2014, each person who served as our principal financial officer during 2014, two other persons whose total compensation for the fiscal year ended December 31, 2014 was in excess of $100,000 and who were serving as executive officers at the end of that fiscal year, and one other person who would have been among our three most highly compensated executive officers but for the fact that he was no longer serving as an executive officer at the end of 2014.

Name and principal position	Year	Salary		Bonus	Stock awards(1)	Option awards(2)	Non-equity incentive plan compensation(3)	All other compensation(4)		Total
Ram V. Chary	2014	632,692	(5)	—	1,424,000	9,438,033	—	159,944	(6)	11,654,669
President, Chief Executive Officer
Randy L. Taylor	2014	275,962	(7)	—	313,280	601,310	—	11,501		1,202,053
Executive Vice President, Chief
Financial Officer
Juliet A. Lim	2014	266,539	(8)	—	341,760	601,310	—	46,164	(9)	1,255,773
Executive Vice President, General										—
Counsel and Corporate Secretary
David Lucchese	2014	340,000		—	356,000	601,310	—	19,187		1,316,497
Executive Vice President, Gaming	2013	340,000		—	127,499	127,497	170,000	26,390		791,386
	2012	340,000		—	—	322,480	182,750	17,519		862,749
David Lopez*	2014	50,000		—	—	—	—	24,627	(10)	74,627
Former Chief Executive Officer	2013	500,000		—	337,498	337,489	375,000	26,247		1,576,234
	2012	269,231		—	430,300	758,760	156,762	1,796		1,616,849
Mary E. Higgins*	2014	116,827		—	—	—	—	428,676	(11)	545,503
Former Chief Financial Officer	2013	375,000		—	187,502	187,493	236,250	15,069		1,001,314
	2012	375,000		—	—	322,480	230,937	10,533		938,950
Robert Myhre*	2014	330,000		—	—	601,310	—	704,857	(12)	1,636,167
Former Executive Vice President,	2013	330,000		—	148,500	148,495	173,250	84,173		884,418
Chief Information Officer	2012	76,154		—	147,600	420,140	46,660	4,194		694,748

*
The employment of Mr. Lopez, Ms. Higgins and Mr. Myhre terminated in January 2014, March 2014 and December 2014, respectively.

(1)
Represents the fair value of the Named Executive Officers' restricted stock grants, as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in determining the valuation of the restricted stock awards, see our notes to the financial statements in the Company's Annual Report on Form 10-K for the years ended December 31, 2014, 2013 and 2012.

(2)
Represents the fair value of the Named Executive Officers' stock option grants, as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in determining the valuation of the stock option awards, see our notes to the financial statements in the Company's Annual Report on Form 10-K for the years ended December 31, 2014, 2013 and 2012.

(3)
Represents the amount of cash bonus earned under the Company's cash incentive bonus program for the applicable fiscal year. Amounts earned for a particular fiscal year are typically paid out to the Named Executive Officers in the first quarter of the following calendar year. In December 2014, prior to the end of the fiscal year and before becoming eligible to receive a cash incentive bonus under the plan, each of Messrs. Chary, Taylor and Lucchese and Ms. Lim waived their eligibility for and right to receive a cash incentive bonus for 2014.

(4)
Represents the amounts for out-of-pocket health care expenses and contributions made by the Company under its 401(k) plan.

(5)
Mr. Chary's employment began in January 2014.

(6)
Mr. Chary received reimbursement of $148,441 in connection with relocating to the Las Vegas metropolitan area.

(7)
Mr. Taylor was promoted to the position of Executive Vice President and Chief Financial Officer in March 2014.

(8)
Ms. Lim's employment began in March 2014.

(9)
Ms. Lim received reimbursement of $37,336 in connection with relocating to the Las Vegas metropolitan area.

(10)
Mr. Lopez received reimbursement for out-of-pocket health care expenses of $18,820.

(11)
Ms. Higgins received cobra medical benefits of $23,801 and severance related amounts of $402,404.

(12)
Mr. Myhre received severance related amounts of $693,000.

Grants of Plan Based Awards in 2014

        The following table sets forth certain information concerning grants of awards made to each Named Executive Officer during the fiscal year ended December 31, 2014:

		Estimated future payments under non-equity incentive plan awards(1)
					All other stock awards: number of shares of stock or units	All other option awards: number of securities underlying options
							Exercise or base price of option awards	Grant date fair value of stock and option awards(4)
Name	Grant Date	Threshold(2)	Target	Maximum(3)
Ram V. Chary	—	175,000	700,000	1,050,000	—	—	—	—
	1/27/2014	—	—	—	—	1,000,000	8.92	3,711,800
	1/27/2014	—	—	—	—	333,333	8.92	1,389,999
	1/27/2014	—	—	—	—	333,333	8.92	1,356,665
	1/27/2014	—	—	—	—	333,334	8.92	1,306,669
	5/2/2014	—	—	—	—	250,000	6.59	761,975
	5/2/2014	—	—	—	—	250,000	6.59	910,925
	10/30/2014	—	—	—	200,000	—	7.12	1,424,000
Randy L. Taylor	—	37,500	150,000	225,000	—	—	—	—
	5/2/2014	—	—	—	—	40,000	6.59	115,200
	5/2/2014	—	—	—	—	40,000	6.59	107,600
	5/2/2014	—	—	—	—	40,000	6.59	100,000
	5/2/2014	—	—	—	—	100,000	6.59	278,510
	10/30/2014	—	—	—	44,000	—	7.12	313,280
Juliet A. Lim	—	41,250	165,000	247,500	—	—	—	—
	5/2/2014	—	—	—	—	100,000	6.59	278,510
	5/2/2014	—	—	—	—	40,000	6.59	115,200
	5/2/2014	—	—	—	—	40,000	6.59	107,600
	5/2/2014	—	—	—	—	40,000	6.59	100,000
	10/30/2014	—	—	—	48,000	—	7.12	341,760
David Lucchese	—	42,500	170,000	255,000	—	—	—	—
	5/2/2014	—	—	—	—	40,000	6.59	115,200
	5/2/2014	—	—	—	—	40,000	6.59	107,600
	5/2/2014	—	—	—	—	40,000	6.59	100,000
	5/2/2014	—	—	—	—	100,000	6.59	278,510
	10/30/2014	—	—	—	50,000	—	7.12	356,000
David Lopez*†	5/2/2014	93,750	375,000	562,500	—	—	—	—
Mary E. Higgins*†	5/2/2014	56,250	225,000	337,500	—	—	—	—
Robert Myhre*	—	41,250	165,000	247,500	—	—	—	—
	5/2/2014	—	—	—	—	100,000	6.59	278,510
	5/2/2014	—	—	—	—	40,000	6.59	115,200
	5/2/2014	—	—	—	—	40,000	6.59	107,600
	5/2/2014	—	—	—	—	40,000	6.59	100,000

*
The employment of Mr. Lopez, Ms. Higgins and Mr. Myhre terminated in January 2014, March 2014 and December 2014, respectively.

†
No grants of awards were issued to Mr. Lopez and Ms. Higgins in 2014.

(1)
Represents amounts potentially payable under the Company's cash incentive bonus program. A more detailed discussion of how the threshold, target and maximum amounts are determined and calculated is found in the Compensation Discussion and Analysis section of the Company's Annual Report on Form 10-K. Each Named Executive Officer waived his or her eligibility for and right to receive a cash incentive bonus for 2014.

(2)
Represents the amount payable to the Named Executive Officer under the Company's cash incentive bonus program at the threshold level.

(3)
Represents the maximum amount payable to the Named Executive Officer under the Company's cash incentive bonus program.

(4)
Represents the total fair value of the Named Executive Officers' restricted stock grants and stock option grants, as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, please see the notes to the financial statements in our Annual Report on Form 10-K for the years ended December 31, 2014, 2013 and 2012.

Employment Contracts, Termination of Employment and Change in Control Arrangements

        The Company is a party to employment agreements with Messrs. Chary, Taylor and Lucchese and Ms. Lim, each of which provide that, in the event of the termination of the executive's employment by the Company without cause or by the executive for good reason (as such terms are defined in the respective employment agreements), the executive is entitled to twelve months salary continuation plus one times the then target amount of the executive's discretionary bonus payable over twelve months (or in the case of Mr. Chary, a lump sum payment equal to two times his then current base salary plus two times the then target amount of his discretionary bonus), plus twelve months (or in the case of Mr. Chary, eighteen months) of continued group health insurance for the executive and the executive's eligible dependents, and all unvested equity awards with time-based vesting become fully vested (or in the case of Mr. Chary, all unvested equity awards with time-based vesting and market-based vesting become fully vested). In addition, the agreements provide that all unvested equity awards vest upon a change in control of the Company (as such term is defined in the Company's 2014 Equity Incentive Plan).

        The following table sets forth the estimated payments and benefits to the Named Executive Officers based upon (i) a hypothetical termination without cause or for good reason of each such executive's employment on December 31, 2014 that is not in connection with a change in control of us, (ii) a hypothetical change in control of us on December 31, 2014, and (iii) a hypothetical termination without cause or for good reason of each executive's employment on December 31, 2014 in connection with a change in control of us. Information is not included for Messrs. Lopez or Myhre or Ms. Higgins because the severance benefits for those former officers were triggered upon the respective effective dates of their termination of employment and are included in the Summary Compensation Table above:

	Termination without Cause or For Good Reason			Change in Control	Termination without Cause following Change in Control
Name	Cash Payment(1)	Benefits(2)	Acceleration of Stock and Options(3)	Acceleration of Stock and Options(3)	Cash Payment(1)	Benefits(2)	Acceleration of Stock and Options(3)
Ram V. Chary	$2,800,000	$19,135	$1,990,000	$1,990,000	$2,800,000	$19,135	$1,990,000
Randy L. Taylor	450,000	11,000	434,989	502,189	450,000	11,000	502,189
Juliet A. Lim	495,000	12,460	399,200	466,400	495,000	12,460	466,400
David Lucchese	510,000	26,411	559,563	626,763	510,000	26,411	626,763

(1)
Assumes a termination date of December 31, 2014, and is based on the executive's salary and target bonus in effect at such date.

(2)
Estimated value of continued coverage under group health insurance plans through the end of the applicable severance period.

(3)
The value attributable to the hypothetical acceleration of the vesting of any restricted stock awards held by a Named Executive Officer is determined by multiplying the number of unvested shares of restricted stock accelerated by $7.15 (the closing price of our Common Stock on December 31, 2014). The value attributable to the hypothetical acceleration of the vesting of any stock option awards held by a Named Executive Officer is determined by multiplying (i) the difference between the exercise price of the applicable stock option award and $7.15 (the closing price of our Common Stock on December 31, 2014) and (ii) the number of unvested shares underlying the applicable stock option award. The equity awards held by the Named Executive Officers that are subject to possible acceleration are described as unexercisable or not vested in the table entitled "Outstanding Equity Awards at December 31, 2014" below.

Outstanding Equity Awards at December 31, 2014

        The following table sets forth certain information concerning unexercised stock options and unvested restricted stock awards under the Company's equity incentive plans for each Named Executive Officer outstanding as of the end of the fiscal year ended December 31, 2014:

	Option awards							Stock awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options		Option exercise price	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested
Ram V. Chary	—	1,000,000	(1)	—		$8.92	1/27/24	—		$—
	—	—		1,000,000	(2)	8.92	1/27/24	—		—
	—	—		250,000	(3)	6.59	5/2/24	—		—
	—	—		250,000	(3)	6.59	5/2/24
	—	—		—		—	—	200,000	(1)	1,430,000
Randy L. Taylor	7,500	7,500	(4)	—		4.57	12/7/21	—		—
	7,500	9,375	(4)	—		5.58	3/2/22	—		—
	2,965	8,894	(4)	—		7.09	3/6/23	—		—
	—	100,000	(1)	—		6.59	5/2/24	—		—
	—	—		120,000	(2)	6.59	5/2/24	—		—
				—				4,166	(1)	29,787
				—				44,000	(1)	314,600
Juliet A. Lim	—	100,000	(1)	—		6.59	5/2/24	—		—
	—	—		120,000	(2)	6.59	5/2/24	—		—
	—	—		—		—	—	48,000	(1)	343,200
David Lucchese	100,000	—				8.68	4/30/20	—		—
	56,250	6,250	(4)			3.41	3/1/21	—		—
	68,750	31,250	(4)			5.58	3/2/22	—		—
	16,799	21,599	(4)			7.09	3/6/23	—		—
	—	100,000	(1)			6.59	5/2/24	—		—
	—	—		120,000	(2)	6.59	5/2/24	—		—
	—	—		—		—	—	10,116	(1)	72,329
	—	—		—		—	—	50,000	(1)	357,500
David Lopez	—	—				—	—	—		—
Mary E. Higgins	—	—				—	—	—		—
Robert Myhre	100,000	—				7.38	1/31/16	—		—
	44,722	—				7.09	1/31/16	—		—
	100,000	—				6.59	1/31/16	—		—

(1)
These equity awards vest over four years from the date of grant, with 25% of the shares subject to such awards vesting on the first anniversary of the date of grant and the remainder vesting annually for the succeeding three anniversary dates thereafter.

(2)
These equity awards vest if our average stock price in any period of 30 consecutive trading days meets certain target prices during a four year period that commenced on the date of grant for these options. If these target prices are not met during such four year period, the unvested shares underlying the options will terminate, except if there is a change in control of the Company as defined in the 2005 Plan, in which case, the unvested shares underlying such options shall become fully vested on the effective date of such change in control.

(3)
Our cliff vesting time-based stock options granted under the 2005 Plan will vest based on the requisite service periods with a portion to vest after five years and another portion to vest after six years.

(4)
These equity awards vest over four years from the date of grant, with 25% of the shares subject to such awards vesting on the first anniversary of the date of grant and the remainder vesting monthly for the succeeding 36 months thereafter.

Option Exercises and Stock Vested

        The following table sets forth certain information concerning the exercise of stock options, and the vesting of restricted stock, for each Named Executive Officer during the fiscal year ended December 31, 2014:

Name	Number of shares acquired on exercise	Value realized on exercise(1)	Number of shares acquired on vesting	Value realized on vesting(2)
Ram V. Chary	—	$—	—	$—
David Lopez	79,166	101,332	1,355	12,805
Randy L. Taylor	3,952	6,481	3,239	26,801
Mary E. Higgins	337,030	1,175,299	26,446	220,560
David Lucchese	—	—	7,867	65,092
Juliet A. Lim	—	—	—	—
Robert Myhre	—	—	35,112	257,813

(1)
The value realized equals (i) the closing price of our Common Stock on the date of exercise minus the exercise price of options exercised, multiplied by (ii) the number of shares that were exercised.

(2)
The value realized equals (i) the closing price of our Common Stock on the vesting date, multiplied by (ii) the number of shares that vested.

Report of Compensation Committee

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee: E. Miles Kilburn (Chair) Fred C. Enlow Michael Rumbolz

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to the beneficial ownership as of February 28, 2015 (except as otherwise noted in the footnotes to the table) by (i) all persons who are beneficial owners of five percent (5%) or more of our Common Stock, (ii) each director and nominee, (iii) each of our current Named Executive Officers, and (iv) all current directors and executive officers as a group.

        There were 66,036,489 shares of our Common Stock issued and outstanding as of the close of business on March 5, 2015. The amounts and percentages of our Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest. Unless otherwise noted the address of each beneficial owner in the table is 7250 South Tenaya Way, Suite 100, Las Vegas, Nevada 89113.

	Shares Beneficially Owned
Name	Number	Percentage(1)
Principal stockholders
Mast Capital Management, LLC(2)	5,422,947	8.2%
BlackRock, Inc.(3)	5,344,973	8.1%
Directors and named executive officers(4)
E. Miles Kilburn(5)	620,069	*
Ram V .Chary(6)	527,499	*
Geoff Judge(7)	418,954	*
Fred Enlow(8)	378,379	*
David Lucchese(9)	352,006	*
Michael Rumbolz(10)	303,379	*
Robert Myhre(11)†	284,838	*
Randy L. Taylor(12)	103,978	*
Ronald Congemi(13)	79,666	*
Juliet A. Lim(14)	78,000	*
Mary E. Higgins(15)†	22,413	*
David Lopez†	—	*
Edward Peters(16)	—	*
Directors and executive officers as a group (13 persons)	3,169,181	4.6%

*
Represents beneficial ownership of less than 1%.

†
The employment of Mr. Lopez, Ms. Higgins and Mr. Myhre terminated in January 2014, March 2014 and December 2014, respectively.

(1)
The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date. Consequently, the numerator and denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

(2)
As reported on Schedule 13G/A, filed on February 13, 2015, for shares held by MAST Capital Management, LLC on its own behalf and on behalf of its principal, Mr. David J. Steinberg. The address for MAST Capital Management LLC is 200 Clarendon Street, 51st Floor, Boston, Massachusetts 02116.

(3)
As reported on Schedule 13G/A, filed on January 23, 2015, for shares held by BlackRock, Inc. on its own behalf and on behalf of the following subsidiaries: (a) BlackRock Advisors, LLC, (b) BlackRock Investment Management Canada Limited, (c) BlackRock Fund Advisors, (d) BlackRock Institutional Trust Company, N.A., (e) BlackRock International Limited, (f) BlackRock Investment Management (Australia) Limited, (g) BlackRock Investment Management (UK) Ltd., (h) Blackrock Investment Management, LLC, and (i) BlackRock Japan Co., Ltd. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(4)
Includes shares owned and shares issuable of common stock issuable upon exercise of vested stock options and unrestricted and restricted stock awards.

(5)
Consists of 128,645 shares owned by Mr. Kilburn and 471,424 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within sixty (60) days for Mr. Kilburn.

(6)
Consists of 215,000 shares owned by Mr. Chary and 291,666 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within sixty (60) days for Mr. Chary.

(7)
Consists of 49,676 shares owned by Mr. Judge and 355,949 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within sixty (60) days for Mr. Judge.

(8)
Consists of 54,097 shares owned by Mr. Enlow and 310,949 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within sixty (60) days for Mr. Enlow.

(9)
Consists of 65,342 shares owned by Mr. Lucchese and 259,581 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within sixty (60) days for Mr. Lucchese.

(10)
Consists of 9,097 shares owned by Mr. Rumbolz and 280,949 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within sixty (60) days for Mr. Rumbolz.

(11)
Consists of 34,385 shares owned by Mr. Myhre and 244,722 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within sixty (60) days for Mr. Myhre.

(12)
Consists of 54,071 shares owned by Mr. Taylor and 24,282 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within sixty (60) days for Mr. Taylor.

(13)
Consists of 13,000 shares owned by Mr. Congemi and 52,083 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within sixty (60) days for Mr. Congemi.

(14)
Consists exclusively of shares owned by Ms. Lim.

(15)
Consists exclusively of shares owned by Ms. Higgins.

(16)
The employment of Mr. Peters began in December 2014.

EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2014 with respect to shares of common stock that may be issued under the Company's equity compensation plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining active for future issance under equity compensation plans
Equity compensation plans approved by stockholders(1)	12,531,000		$7.75	8,870,000	(4)
Equity compensation plans not approved by stockholders(2)	1,095,119	(3)	$6.43	3,022,798	(5)

Total	13,626,119			11,892,798

(1)
Represents shares of our Common Stock issuable upon exercise of options outstanding under the Company's 2005 Plan and 2014 Plan.

(2)
In connection with its acquisition of Multimedia Games in December 2014, the Company has assumed awards in accordance with applicable NYSE listing standards under the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan, which has not been approved by the Company's stockholders, but which was approved by the Multimedia Games stockholders.

(3)
Consists of shares of our Common Stock subject to outstanding options assumed in connection with the acquisition of Multimedia Games.

(4)
Consists of shares of our Common Stock reserved for future issuance under the 2014 Plan. No further grants or awards may be made under the 2005 Plan.

(5)
Represents shares of our Common Stock reserved for issuance under the 2014 Plan as a result of the assumption of the number of shares remaining available for grant under the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan at the effective time of the merger. The Company elected to assume the available shares reserved for use under the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan to grant awards following the merger to former Multimedia Games employees and others who were not employees of the Company prior to the merger.

 PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of BDO USA LLP

        The Board has appointed BDO USA LLP ("BDO") to serve as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2015. Although the Company is not required to seek stockholder approval of its selection of independent registered public accounting firm, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for stockholder rejection and will reconsider its selection of its independent registered public accounting firm. However, because of the difficulty in making any substitution so long after the beginning of the current year, the appointment of BDO for fiscal 2015 will stand, unless the Audit Committee finds other good reason for making a change. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company's and its stockholders' best interests. Proxies solicited by our Board of Directors will, unless otherwise directed, be voted to ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Change in Accountant

        During the first quarter of 2015, the Audit Committee conducted a competitive process to review the appointment of the Company's independent registered public accounting firm for the 2015 fiscal year. On March 18, 2015, as a result of this process and following careful deliberation, the Audit Committee notified Deloitte & Touche LLP ("Deloitte"), the Company's then-current independent registered public accounting firm, that it had determined to dismiss Deloitte as the Company's independent registered public accounting firm, effective as of that same date. On and effective as of March 18, 2015, the Company selected BDO as the Company's independent registered public accounting firm.

        Deloitte's audit reports on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and during the subsequent interim period through March 18, 2015, (i) there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte's satisfaction, would have caused Deloitte to make reference to the subject matter in connection with their reports on the Company's financial statements for such years; and (ii) there were no reportable events, within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

        In addition, during the Company's two most recent fiscal years and during the subsequent interim period through March 18, 2015, neither the Company, nor any party on the Company's behalf, consulted BDO with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Attendance at Annual Meeting

        A representative of BDO is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, although we do not expect him or her to do so. The representative is expected to be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015

Audit and Non-Audit Fees

        The following table presents, for the years ended December 31, 2014 and 2013, fees invoiced for professional audit services rendered by Deloitte & Touche LLP, our prior independent registered public accounting firm, for the audit of the Company's annual financial statements and fees invoiced for other services rendered by Deloitte & Touche LLP (amounts in thousands):

	Year Ended December 31,
	2014	2013
Audit fees(1)	$1,462	$1,001
Tax fees(2)	291	248

Total	$1,753	$1,249

(1)
Audit fees include fees for the following professional services:

•
audit of the Company's annual financial statements for fiscal years 2014 and 2013;

•
attestation services, technical consultations and advisory services in connection with Section 404 of the Sarbanes-Oxley Act of 2002;

•
reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q;

•
statutory and regulatory audits, consents and other services related to SEC matters; and

•
professional services provided in connection with other statutory and regulatory filings.

(2)
Tax fees include fees for tax planning (domestic and international), tax advisory and tax compliance.

        In making its recommendation to ratify the appointment of BDO USA LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015, the Audit Committee has considered whether services other than audit and audit-related services provided by BDO USA LLP are compatible with maintaining the independence of BDO USA LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by its independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. None of the hours expended on the engagement to audit the Company's financial statements for 2014 were attributed to work performed by persons other than Deloitte & Touche LLP's full-time, permanent employees.

REPORT OF THE AUDIT COMMITTEE

        The information contained in the following report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

        The Audit Committee of the Board consists of Messrs. Kilburn, Enlow, Judge, Rumbolz and Congemi. Mr. Kilburn serves as Chairman of the Committee. The Board has determined that each member of the Audit Committee meets the experience requirements of the rules and regulations of the NYSE and the SEC, as currently applicable to the Company. The Board has also determined that each member of the Audit Committee meets the independence requirements of the rules and regulations of the NYSE and the SEC, as currently applicable to the Company.

        The Audit Committee operates under a written charter approved by the Board. A copy of the charter is available on our website at www.gcainc.com.

        The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee annually recommends to the Board the appointment of an independent registered public accounting firm to audit the consolidated financial statements and internal controls over financial reporting of the Company and meets with such personnel of the Company to review the scope and the results of the annual audits, the amount of audit fees, the Company's internal controls over financial reporting, the Company's consolidated financial statements in the Company's Annual Report on Form 10-K and other related matters.

        The Audit Committee has reviewed and discussed with management the consolidated financial statements for fiscal year 2014 audited by Deloitte & Touche LLP, the Company's independent registered public accounting firm for its fiscal year ended December 31, 2014, and management's assessment of internal controls over financial reporting. The Audit Committee has discussed with Deloitte & Touche LLP various matters related to the financial statements, including those matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

        The Audit Committee and the Board also has recommended, subject to stockholder ratification, the selection of BDO USA LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Members of the Audit Committee:
E. Miles Kilburn (Chair) Fred C. Enlow Geoff Judge Michael Rumbolz Ronald Congemi

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and any persons who directly or indirectly hold more than 10 percent of our Common Stock ("Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal 2014, all Reporting Persons complied with the applicable filing requirements on a timely basis.

OTHER MATTERS

        As of the date of this Proxy Statement, the Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the person voting the proxies.

ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

        UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, GLOBAL CASH ACCESS HOLDINGS, INC., 7250 SOUTH TENAYA WAY, SUITE 100, LAS VEGAS, NEVADA, 89113, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE FISCAL 2014 REPORT, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

Ram V. Chary President and Chief Executive Officer

Las Vegas, Nevada
April 30, 2015

GLOBAL CASH ACCESS HOLDINGS, INC ATTN:CORPORATE SECRETARY 7250 SOUTH TENAYA WAY, SUITE 100  LAS VEGAS, NV 89113  VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59  P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following:  For Withhold For All  AllAllExcept To withhold authority to vote for any individual nominee(s),  mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 01  E. Miles Kilburn The Board of Directors recommends you vote FOR proposals 2 and 3. ForAgainst Abstain 2 To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.  3 To ratify the appointment of BDO USA LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2015.  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX]  0000244838_1 R1.0.0.51160  Date Signature (Joint Owners) Date

0000244838_2 R1.0.0.51160  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com .  GLOBAL CASH ACCESS HOLDINGS, INC.  Annual Meeting of Stockholders June 25, 2015 3:00 P.M.  This proxy is solicited by the Board of Directors The undersigned holder of Common Stock, par value $.001, of Global Cash Access Holdings, Inc. (the “Company”) hereby appoints Ram Chary and Julie Lim, each as proxy for the undersigned, with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 25, 2015 at 3:00 p.m., Pacific Time, at the headquarters of Global Cash Access Holdings, Inc., at 7250 S. Tenaya Way, Suite 100, Las Vegas, NV 89113, and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.  This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.  Continued and to be signed on reverse side